As filed with the Securities and Exchange Commission on December 18, 2009

Registration No. 333-[•]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	71-0879698 (I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819

(808) 835-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark B. Dunkerley

President and Chief Executive Officer
3375 Koapaka Street, Suite G-350

Honolulu, Hawaii 96819

(808) 835-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hoyt H. Zia, Esq. Mark K. Arimoto, Esq. Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, Hawaii 96819 (808) 835-3700	Aaron J. Alter, Esq. Karen K. Dreyfus, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Unit		Proposed Maximum Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share	758,158 shares	$7.20	(2)	$5,458,737.60	(2)	$304.60	(3)
Warrant to purchase Common Stock	758,158 shares		(4)		(4)		(4)

(1)         Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of common stock of Hawaiian Holdings, Inc. that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock.

(2)         Estimated in accordance with Rule 457(g) solely for the purpose of computing the amount of the registration fee based on the per share exercise price of the warrant to purchase such shares of common stock.

(3)         Calculated pursuant to Rule 457(o) under the Securities Act.

(4)         Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 18, 2009

PROSPECTUS

Warrant to purchase common stock

Common stock, $0.01 par value per share

HAWAIIAN HOLDINGS, INC.

This prospectus relates to (i) the resale of a warrant to purchase 758,158 shares of our common stock, $0.01 par value per share, at an exercise price of $7.20 per share, subject to adjustment as provided in such warrant (the “Common Stock Warrant”) by the selling securityholder listed in this prospectus under the section “Selling Securityholder” and (ii) the issuance by us of up to 758,158 shares of our common stock (subject to adjustment), $0.01 par value per share, upon exercise of the Common Stock Warrant.  In addition, this prospectus may be used by any transferee, pledgee, donee, assignee or other successor of the Common Stock Warrant.

We will not receive any proceeds from the sale of the Common Stock Warrant offered by this prospectus.  The selling securityholder may offer and sell from time to time, in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices, all or any portion of the Common Stock Warrant in amounts and on terms to be determined at the time of sale.

As described in greater detail in this prospectus under the section “Use of Proceeds,” if and when the Common Stock Warrant is exercised by its holder, we may receive the applicable exercise price paid by the holder of the Common Stock Warrant, which if exercised in full for cash, would total $5,458,737.60.  However, we may not receive all of such proceeds even if the Common Stock Warrant is exercised because the Common Stock Warrant contains provisions that under certain circumstances allow for the payment of the exercise price by the tender of our common stock by the holder of such Common Stock Warrant.  In addition, we will not receive any proceeds from any subsequent resale of the underlying shares of our common stock.

Our common stock is listed on the NASDAQ Global Market under the symbol “HA.”  On December 17, 2009, the closing price of our common stock on the NASDAQ Global Market was $7.06 per share.  The Common Stock Warrant is exercisable for our common stock at any time, from and after the date hereof to and including June 1, 2010 at an initial exercise price of $7.20 per share, subject to adjustment as provided in the Common Stock Warrant.

Investing in our securities involves risk.  Please carefully read the information under “Risk Factors” beginning on page 4 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated              , 2009

i

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities offered by us and the selling securityholder.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to this offering.  No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.  This prospectus does not contain all of the information included in the registration statement.  For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.  You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision.  Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

Prospectus Summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference.  This summary does not contain all of the information you should consider before buying securities in this offering.  You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.  As used in this prospectus, “we,” “us” and “our” refer to Hawaiian Holdings, Inc., a Delaware corporation.

Hawaiian Holdings, Inc.

Overview

We are a holding company incorporated in the State of Delaware. Our primary asset is the sole ownership of all issued and outstanding shares of common stock of Hawaiian Airlines, Inc. (“Hawaiian”).  Hawaiian was originally incorporated in January 1929 under the laws of the Territory of Hawaii and became our indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002.  Hawaiian became a Delaware corporation and our direct wholly-owned subsidiary concurrent with its reorganization and reacquisition by us in June 2005.

Hawaiian is engaged primarily in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands (the interisland routes) and between the Hawaiian Islands and certain cities in the Western United States (the transpacific routes), the South Pacific, Australia and Asia (the South Pacific/Australia/Asia routes).  Hawaiian is the largest airline headquartered in Hawaii and the thirteenth largest domestic airline in the United States based on revenue passenger miles reported by the Research and Innovative Technology Administration Bureau of Transportation Services as of June 2009.  At September 30, 2009, Hawaiian’s operating fleet consisted of 15 Boeing 717-200 aircraft for its interisland routes and 18 Boeing 767-300 aircraft for its transpacific and South Pacific/Australia/Asia routes.  Based in Honolulu, Hawaiian had approximately 3,780 active employees as of September 30, 2009.

Corporate Information

We were incorporated in April 2002 under the laws of the State of Delaware.  Our executive offices are located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819, and our telephone number at that address is (808) 835-3700. We maintain a website on the Internet at www.hawaiianair.com. Our website, and the information contained therein, is not a part of this prospectus.

The Offering

Securities offered by the Selling Securityholder

Common Stock Warrant to purchase 758,158 shares of our common stock. The Common Stock Warrant is exercisable for our common stock at any time to and including June 1, 2010 at an initial exercise price of $7.20 per share, subject to adjustment as provided in the Common Stock Warrant.

Shares to be issued upon exercise of the Common Stock Warrant	758,158 shares of common stock underlying the Common Stock Warrant, subject to adjustment as provided in the Common Stock Warrant.

Use of proceeds

We will not receive any proceeds from the sale of the Common Stock Warrant by the selling securityholder.  If and when the Common Stock Warrant is exercised by its holder, we may receive the applicable exercise price paid by the holder of the Common Stock Warrant, which if exercised in full for cash, would total $5,458,737.60.  However, we may not receive all of such proceeds even if the Common Stock Warrant is exercised because the Common Stock Warrant contains provisions that under certain circumstances allow for the payment of the exercise price by the tender of our common stock by the holder of such Common Stock Warrant.  As described in greater detail in this prospectus under the section “Use of Proceeds,” we intend to use any proceeds for general corporate purposes and working capital requirements.

NASDAQ symbol	Our common stock is listed on the NASDAQ Global Market under the symbol “HA.”

RISK FACTORS

An investment in our securities involves a high degree of risk.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below with respect to risks applicable to the Common Stock Warrant, together with all of the other information contained or incorporated by reference in any prospectus supplement or appearing or incorporated by reference in this prospectus.  You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our Quarterly Reports for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to this offering.  The risks and uncertainties we have described are not the only ones we face.  Although we have disclosed all risk factors we believe are currently material, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to Ownership of the Common Stock Warrant

An active trading market for the Common Stock Warrant may not develop, and you may not be able to sell the Common Stock Warrant at or above your purchase price.

There is currently no public market for the Common Stock Warrant and an active trading market for the Common Stock Warrant may not develop or be sustained following this offering.  If an active market does not develop, holders of the Common Stock Warrant may find it difficult to sell the Common Stock Warrant expeditiously, at a favorable price or at all.  Future trading prices of the Common Stock Warrant will depend on many factors, including the trading price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement, any related issuer free writing prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Such forward-looking statements include statements regarding use of proceeds, statements regarding payments of dividends; statements regarding use of available cash and liquid assets; estimates of fees and expenses payable by us in connection with a distribution of securities registered by this prospectus; statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.  In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing.  Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.  Factors that might cause actual results to differ include, but are not limited to, those set forth under the section “Risk Factors” in this prospectus, under Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Forward Looking Statements,” in our most recent Quarterly Report on Form 10-Q and in our future filings made with the SEC.  Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus, which reflect management’s opinions only as of their respective dates.  Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements.  You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

DIVIDEND POLICY

We have never paid cash dividends on our common stock.  Restrictions contained in our financing agreements and certain of our aircraft lease agreements limit our ability to pay dividends on our common stock. Accordingly, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business.  Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock Warrant covered by this prospectus.  The proceeds from the sale of the Common Stock Warrant offered pursuant to this prospectus are solely for the account of the selling securityholder.  However, we would receive the proceeds from the exercise of the Common Stock Warrant to the extent that the Common Stock Warrant is exercised for cash.  In the event that the Common Stock Warrant is exercised in full for cash, the aggregate proceeds received by us would be $5,458,737.60.  There can be no assurance concerning the number of shares that may be purchased or the timing of the exercise of the Common Stock Warrant. In addition, because the Common Stock Warrant contains provisions that under certain circumstances allow for the payment of the exercise price by the tender of our common stock by the holder of the Common Stock Warrant, there can be no assurance that we would receive all such proceeds even if the Common Stock Warrant is exercised.

Unless otherwise indicated in a prospectus supplement, any net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations, the acquisition of aircraft, and other capital expenditures.  We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures.  As a result, unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate any net proceeds of these offerings.  Pending their ultimate use, we intend to invest any net proceeds in bank demand deposits, certificates of deposit, investments in debt securities with maturities of three months or less when purchased, and money market funds which invest primarily in U.S. government obligations and commercial paper.

SELLING SECURITYHOLDER

This prospectus relates in part to the resale of the Common Stock Warrant, a warrant to purchase 758,158 shares of our common stock by the selling securityholder, RC Aviation Management, LLC (“RC Aviation Management”).

RC Aviation Management was the managing member of RC Aviation, LLC (“RC Aviation”).  Since June 2004, the chairman of our board of directors, Lawrence S. Hershfield, has served as the chief executive officer, president and managing member of RC Aviation Management and another one of our directors, Randall L. Jenson, has served as the vice-president, secretary and member of RC Aviation Management.  Messrs. Hershfield and Jenson are the sole members of RC Aviation Management.

On June 1, 2005, we entered into a Note Purchase Agreement with RC Aviation pursuant to which RC Aviation and its members purchased from us Series A Subordinated Convertible Notes due June 1, 2010 and Series B Subordinated Convertible Notes due June 1, 2010 (collectively, the “Notes”), in the aggregate principal amount of $60 million.  In connection with the issuance of the Notes, on June 2, 2005, RC Aviation received a warrant to purchase shares of our newly designated Series E Preferred Stock (the “RC Aviation Warrant I”).  A special committee of our board of directors approved the terms of the Notes, as well as the RC Aviation Warrant I, and received fairness opinions in connection therewith.  In connection with the issuance of the Notes and the granting of the RC Aviation Warrant I, we and RC Aviation also entered into a registration rights agreement relating to the registration of shares of common stock issuable upon conversion of the Notes and exercise of the RC Aviation Warrant I.

On July 8, 2005, the RC Aviation Warrant I was automatically exchanged for a warrant to purchase up to 10% of the diluted shares of our common stock (6,855,685 shares) at an exercise price of $7.20 per share, subject to adjustment as provided therein (the “RC Aviation Warrant II”), of which warrant half had been previously earned by RC Aviation for a certain funding commitment, and the other half of which was earned by RC Aviation in connection with its purchase of the Notes.  We repurchased an aggregate of approximately $5.0 million, $1.9 million and $0.8 million in principal amount of the Notes at their face amount, plus accrued interest, on October 19, 2005, November 23, 2005 and November 25, 2005, respectively, and a corresponding portion of the RC Aviation Warrant II.  After giving effect to the RC Aviation Warrant II repurchases in connection with the Note repurchases, the RC Aviation Warrant II was exercisable for 5,973,384 shares of our common stock, subject to adjustment as provided therein.  In May 2006, RC Aviation distributed the RC Aviation Warrant II and 6,848,948 shares of our common stock to its members, including RC Aviation Management.  As a result of the distribution by RC Aviation, RC Aviation Management now holds the Common Stock Warrant.

RC Aviation Management is also an affiliate of Ranch Capital, LLC, whose sole members and officers are Messrs. Hershfield and Jenson.  During 2008, we paid consulting fees of approximately $110,000 to Ranch Capital, LLC.

Except as described herein, RC Aviation Management has not held any position or office or had a material relationship with us or any of our affiliates within the past three years.

The following table sets forth certain information known to us as of November 2, 2009 concerning the Common Stock Warrant and the shares of our common stock issuable upon exercise of the Common Stock Warrant that may from time to time be offered for resale by the selling securityholder.  This information is based upon information provided by the selling securityholder and assumes that the selling securityholder sells the entire Common Stock Warrant offered under this prospectus and that the Common Stock Warrant held by the selling securityholder is fully exercised at the stated price of $7.20 per share.  We are unable to determine the exact amount of the Common Stock Warrant that will actually be sold or exercised.  The exercise price and the number of shares issuable pursuant to the Common Stock Warrant are subject to adjustment pursuant to specified provisions set forth in the Common Stock Warrant.  The term selling securityholder includes the securityholder listed below and any transferee, pledgee, donee, assignee or other successor.  In the table below, the percentage of shares beneficially owned is based on 51,467,919 shares of common stock issued and outstanding and three shares of preferred stock issued and outstanding as of November 2, 2009, determined in accordance with Rule 13d-3 of the Exchange Act.  Notwithstanding the above, pursuant to the terms of the Common Stock Warrant, the holders thereof may not exercise such warrant to the extent such exercise would cause any such holder, together with its affiliates, any investment manager having discretionary investment authority over the accounts or assets of the holder, or any other persons whose beneficial ownership of our common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, to have acquired a number of shares that would exceed 9.999% of our then outstanding common stock, including for purposes of such determination shares issuable upon exercise of the Common Stock Warrant.  The restriction that prevents such holder from acquiring a number of shares that would exceed 9.999% of our then outstanding common stock may be waived by the holder of the Common Stock Warrant as to itself upon not less than 65 days notice to us.  Our obligation to issue shares of common stock in excess of the limitation referred to above shall be suspended until such time, if any, as such shares of common stock may be issued in compliance with such limitation.

		Shares of Common	Shares of Common Stock
	Common Stock	Stock Beneficially	Beneficially Owned After
	Warrant Owned	Owned Prior to	Offering (b)
Selling SecurityHolder	and Offered	Offering (a)	Number	Percent
RC Aviation Management, LLC	758,158	1,476,725	988,567	1.92%

(a) For purposes of this table, this column (i) includes 988,567 shares of common stock held by the selling securityholder as of November 2, 2009, and (ii) includes 758,158 shares of common stock underlying the Common Stock Warrant that is currently exercisable and held by the selling securityholder.

(b) For purposes of this table, this column assumes that the 758,158 shares of common stock issuable upon exercise of the Common Stock Warrant are issued and outstanding.

The selling securityholder will pay all costs, expenses and fees associated with the registration of the Common Stock Warrant.  The selling securityholder will also pay all commissions and discounts, if any, associated with the sale of the Common Stock Warrant.

DESCRIPTION OF COMMON STOCK

The description of our common stock is set forth in our Registration Statement on Form 8-A as filed with the SEC on May 30, 2008, as amended on Form 8-A/A filed with the SEC on November 5, 2009 pursuant to Section 12(b) of the Exchange Act and is incorporated herein by reference.

DESCRIPTION OF COMMON STOCK WARRANT

General

On June 1, 2005, we entered into a Note Purchase Agreement with RC Aviation pursuant to which RC Aviation and its members purchased from us the Notes, in the aggregate principal amount of $60 million.  In connection with the issuance of the Notes, on June 2, 2005, RC Aviation received the RC Aviation Warrant I.  A special committee of our board of directors approved the terms of the Notes, as well as the RC Aviation Warrant I, and received fairness opinions in connection therewith.  In connection with the issuance of the Notes and the granting of the RC Aviation Warrant I, the Company and RC Aviation also entered into a registration rights agreement relating to the registration of shares of common stock issuable upon conversion of the Notes and exercise of the RC Aviation Warrant I.

On July 8, 2005, the RC Aviation Warrant I was automatically exchanged for the RC Aviation Warrant II, a warrant to purchase up to 10% of the diluted shares of our common stock (6,855,685 shares) at an exercise price of $7.20 per share, subject to adjustment as provided therein, of which warrant half had been previously earned by RC Aviation for a certain funding commitment, and the other half of which was earned by RC Aviation in connection with its purchase of the Notes.  We repurchased an aggregate of approximately $5.0 million, $1.9 million and $0.8 million in principal amount of the Notes at their face amount, plus accrued interest, on October 19, 2005, November 23, 2005 and November 25, 2005, respectively, and a corresponding portion of the RC Aviation Warrant II.  After giving effect to the RC Aviation Warrant II repurchases in connection with the Note repurchases, the RC Aviation Warrant II was exercisable for 5,973,384 shares of our common stock, subject to adjustment as provided therein.  In May 2006, RC Aviation distributed the RC Aviation Warrant II and 6,848,948 shares of our common stock to its members, including RC Aviation Management.

As of the date of this prospectus and as a result of the distribution by RC Aviation, RC Aviation Management holds the Common Stock Warrant, which is currently exercisable for 758,158 shares of our common stock, subject to adjustment as provided in therein.  The following summary description of the Common Stock Warrant sets forth some general terms and provisions of the Common Stock Warrant, but the summary is not complete and is qualified in its entirety by reference to the actual Common Stock Warrant, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  In the event of any conflict between this description and the text of the Common Stock Warrant, the text of the Common Stock Warrant will govern.  We urge you to read the text of the Common Stock Warrant because the Common Stock Warrant, and not this description, define your rights as a holder of the Common Stock Warrant.

Exercise Period

The Common Stock Warrant is exercisable for our common stock at any time, from and after the date hereof to and including June 1, 2010.

Exercise Price and Other Terms

The Common Stock Warrant will entitle the holder to purchase the shares of our common stock at a price of $7.20 per share, subject to adjustment as provided therein.  The holder of the Common Stock Warrant will be able to exercise the Common Stock Warrant, in whole or part, by delivering to us the Common Stock Warrant, together with a properly completed Subscription Form in the form attached thereto, and payment of the aggregate exercise price for the number of shares of our common stock as to which the Common Stock Warrant is being exercised. A holder of the Common Stock Warrant may not exercise the Common Stock Warrant to the extent that such exercise would result in such holder owning at any time more than 9.999% of the then outstanding shares of our common stock.  The restriction that prevents such holder from acquiring a number of shares that would exceed 9.999% of our then outstanding common stock may be waived by the holder of the Common Stock Warrant as to itself upon not less than 65 days notice to us.  Our obligation to issue shares of common stock in excess of the limitation referred to above shall be suspended until such time, if any, as such shares of common stock may be issued in compliance with such limitation.

The exercise price will be payable at the option of the securityholder:

•                  in cash or by certified check or by bank draft;

•                  if the sale of the shares issuable upon exercise of the Common Stock Warrant is not covered by a registration statement under the Securities Act of 1933, by making a “cashless exercise” in which case (i) shares of our common stock other than the shares issuable upon exercise of the Common Stock Warrant or (ii) shares of our common stock issuable upon exercise for the Common Stock Warrant may be applied to pay the exercise price based on the fair market value of our outstanding common stock over the ten (10) trading days prior to the date of exercise; or

•                  any combination thereof.

The Common Stock Warrant may be exercised in whole or in part at the applicable exercise price until the expiration date, as described above.  No fractional shares of our common stock will be issued upon the exercise of the Common Stock Warrant.

Upon exercise of the Common Stock Warrant, we will deliver a stock certificate representing the number of shares that were exercised under the Common Stock Warrant, such certificate to be issued and delivered within ten (10) business days after the Common Stock Warrant is exercised.  If the Common Stock Warrant is not fully exercised, we will issue a new Common Stock Warrant exercisable for the remaining shares and deliver the new Common Stock Warrant within the same timeframe as the stock certificate for the exercised shares, or at the request of the securityholder, appropriate notation may be made on the old Common Stock Warrant and signed by us and the same returned to such securityholder.

Adjustments

The exercise price of the Common Stock Warrant and the number of shares of common stock issuable upon the exercise of the Common Stock Warrant may be subject to adjustment in certain situations, including the following:

•                  Upon any dividend or distribution of our common stock to the holders of common stock, stock split or other subdivision of the outstanding shares of our common stock or the combination of the outstanding shares of our common stock into a smaller number of shares, the exercise price and number of shares of our common stock issuable upon exercise of the Common Stock Warrant shall be increased or decreased proportionately as appropriate.

•                  Upon any dividend or distribution to the holders of common stock, other than a distribution of common stock, convertible securities, options, warrants or other rights to subscribe for or purchase any securities convertible into our common stock, of cash, evidences of our indebtedness, shares of capital stock (other than common stock) or any other securities or property of any nature whatsoever (other than cash) or any options, warrants or other rights to subscribe for or purchase any of the above, the holder of the Common Stock Warrant shall be entitle to receive such dividend or distribution as if such holder had fully exercised the Common Stock Warrant prior to such dividend or distribution.

•                  Subject to certain exceptions, in the event we issue or sell any additional shares of our common stock at a price per share less than the fair market value of our outstanding common stock over the ten (10) trading days prior to the earlier of (i) the date of we enter into a firm contract or commitment for the issuance of such additional shares of common stock and (ii) the date of the actual issuance of such additional shares of common stock, the exercise price and the number of shares of common stock issuable upon exercise of the Common Stock Warrant shall be subject to adjustment pursuant to a broad-based weighted average anti-dilution adjustment formula set forth in the Common Stock Warrant.

•                  Subject to certain exceptions, in the event we issue or sell any warrants, options or other rights to subscribe for or purchase any securities convertible into our common stock at a price per share less than the fair market value of our outstanding common stock over the ten (10) trading days prior to the earlier of (i) the date on which we take a record of the holders of common stock for the purpose of entitling them to receive any such warrants, options or other rights, (ii) the date on which we enter into a firm contract or commitment for the issuance of such warrants, options or other rights, and (iii) the date of the actual issuance of such warrants, options or other rights, the exercise price and the number of shares of common stock issuable upon exercise of the Common Stock Warrant shall be subject to adjustment pursuant to a broad-based weighted average anti-dilution adjustment formula set forth in the Common Stock Warrant.

•                  Subject to certain exceptions, in the event we issue or sell securities convertible into shares of our common stock and the price per share for the additional shares of common stock issuable pursuant to the terms of such convertible securities is a price per share less than the fair market value of our outstanding common stock over the ten (10) trading days prior to the earlier of (i) the date on which we take a record of the holders of common stock for the purpose of entitling them to receive any such convertible securities, (ii) the date on which we enter into a firm contract or commitment for the issuance of such convertible securities, and (iii) the date of the actual issuance or sale of such convertible securities, the exercise price and the number of shares of common stock issuable upon exercise of the Common Stock Warrant shall be subject to adjustment pursuant to a broad-based weighted average anti-dilution adjustment formula set forth in the Common Stock Warrant.

If at any time after any such adjustment has been made, such warrants, options or rights or the right of conversion or exchange in such securities convertible into shares of our common stock shall expire, and all or a portion thereof shall not have been exercised prior to such expiration, then such previous adjustment shall be rescinded and annulled and the number of shares of common stock issuable upon exercise of the Common Stock Warrant shall be re-adjusted accordingly.

The Common Stock Warrant may also be subject to adjustment in certain other situations, including the following:

•                  Upon any transaction, including, without limitation, a merger, consolidation, share exchange, sale lease or other disposition of all or substantially all of our assets, liquidation, recapitalization or reclassification of our common stock, an adjustment will be made to enable the holder of the Common Stock Warrant to receive the kind and number of shares and/or other securities and/or property (including cash) to which the holder would have been entitled to receive had the holder exercised the Common Stock Warrant immediately prior to such transaction.

•                  At any time we take any action of the type contemplated above but not expressly provided for by such provisions other than cash bonuses, then, unless in the opinion of our board of directors such action will not have a material adverse effect upon the rights of the holder of the Common Stock Warrant, the number of shares issuable upon exercise of the Common Stock Warrant shall be adjusted in such manner and at such time as our board of directors may in good faith determine to be equitable in the circumstances.

Promptly following the effective date of any such adjustment, we will compute such adjustment and provide the holder of the Common Stock Warrant with a certificate setting forth the adjustment and the facts on which it is based.

Warrant Holder Not A Stockholder

The Common Stock Warrant does not entitle the holder to any voting or other rights as a stockholder.

Transfer, Exchange And Exercise

The Common Stock Warrant may be presented for transfer, exchange or exercise on or prior to its expiration date, at which time the Common Stock Warrant will become wholly void and of no value.

We will not impose a charge for any exercise, exchange or transfer of the Common Stock Warrant, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer.

Any issuance by us of shares of common stock upon exercise of the Common Stock Warrant and any disposition by the selling securityholder of such shares of common stock must be made pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act and such shares are being registered on the registration statement of which this prospectus is a part.  In addition, any issuance by us and any disposition by the selling securityholder of such shares of common stock may require registration or qualification under applicable state securities laws.  The resale of the shares of common stock issuable upon exercise of the Common Stock Warrant has been registered by us on our registration statement on Form S-1 filed with the SEC on November 21, 2005, as amended by our Forms S-3/A filed with the SEC on April 10, 2006 and April 21, 2006.

The description of our common stock is set forth in our Registration Statement on Form 8-A as filed with the SEC on May 30, 2008, as amended on Form 8-A/A filed with the SEC on November 5, 2009 pursuant to Section 12(b) of the Exchange Act and is incorporated herein by reference.

Registration Rights

The following summary of the registration rights provided in that certain registration rights agreement dated as of June 1, 2005 between us and RC Aviation (the “Registration Rights Agreement”) relating to the Common Stock Warrant is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  In the event of any conflict between this description and the Registration Rights Agreement, the terms of the Registration Rights Agreement will govern.

Pursuant to the Registration Rights Agreement, RC Aviation Management, as a successor-in-interest to RC Aviation, is entitled to certain rights with respect to registration of those shares of common stock issuable upon exercise of the Common Stock Warrant under the Securities Act.  Although the shares of common stock issuable upon exercise of the Common Stock Warrant are currently registered on our registration statement on Form S-1 filed with the SEC on November 21, 2005, as amended by our Forms S-3/A filed with the SEC on April 10, 2006 and April 21, 2006, in the event that, prior to the expiration of the Common Stock Warrant, the registration statement covering such shares of common stock is terminated, RC Aviation Management may have registration rights under the Registration Rights Agreement.  For instance, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, RC Aviation Management would be entitled to notice of the registration and would be entitled to include, at our expense, its shares of common stock issuable upon exercise of the Common Stock Warrant in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration.  A holder of the Common Stock Warrant will have the benefit of such registration rights if such holder directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with RC Aviation Management or beneficially owns at least 5% of our outstanding common stock; provided that such holder also executes a counterpart of the Registration Rights Agreement and agrees to be fully bound by the provisions contained therein.

PLAN OF DISTRIBUTION

Common Stock Warrant

The selling securityholder and any of its any transferee, pledgee, donee, assignee or other successor may sell the Common Stock Warrant from time to time in one or more transactions at:

•                  fixed prices;

•                  prevailing market prices at the time of sale;

•                  varying prices determined at the time of sale; or

•                  negotiated prices.

The selling securityholder will act independently of us in making decisions regarding the timing, manner and size of each sale.  The selling securityholder may effect these transactions by selling the Common Stock Warrant to or through broker-dealers.  Broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in the sales.  The Common Stock Warrant may be sold in one or more of the following transactions:

•                  a block trade in which a broker-dealer attempts to sell the Common Stock Warrant as agent but may resell a portion of the block as principal to facilitate the transaction;

•                  a purchase by a broker-dealer as principal and resale by the broker-dealer for its account under this prospectus;

•                  an exchange distribution in accordance with the rules of the exchange;

•                  ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•                  privately negotiated transactions; and

•                  a combination of any of the above transactions.

We may amend or supplement this prospectus from time to time to describe a specific plan of distribution.  If the plan of distribution involves an arrangement with a broker-dealer for the sale of the Common Stock Warrant through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer, the supplement will disclose:

•                  the name of the selling securityholder(s) and the participating broker-dealer;

•                  the amount of Common Stock Warrant involved;

•                  the price at which the Common Stock Warrant is sold;

•                  the commissions paid or discounts or concessions allowed to the broker-dealer;

•                  that the broker-dealer did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus; and

•                  other facts material to the transaction.

The selling securityholder may enter into hedging transactions with broker-dealers or affiliates thereof in connection with distributions of the Common Stock Warrant.  In these transactions, broker-dealers or affiliates may engage in short sales of the Common Stock Warrant pursuant to this prospectus to offset the positions they assume with the selling securityholder.  The selling securityholder also may sell the Common Stock Warrant short and redeliver the Common Stock Warrant to close out its short positions.  The selling securityholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer or an affiliate thereof of the Common Stock Warrant.  The broker-dealer may then resell or otherwise transfer the Common Stock Warrant under this prospectus.  The selling securityholder also may loan or pledge the Common Stock Warrant to a broker-dealer or an affiliate thereof.  The broker-dealer may sell the loaned or pledged Common Stock Warrant under this prospectus.

Broker-dealers or agents may receive compensation from the selling securityholders in the form of commissions, discounts or concessions.  Broker-dealers or agents may also receive compensation from the purchasers of the Common Stock Warrants for whom they act as agents or to whom they sell as principals, or both.  A broker-dealer’s compensation will be negotiated in connection with the sale and may exceed the broker-dealer’s customary commissions.  Broker-dealers, agents or the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales of the Common Stock Warrants.  Any commission, discount or concession received by these broker-dealers or agents and any profit on the sale of the Common Stock Warrants purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Because the selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  The selling securityholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the Common Stock Warrant.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the Common Stock Warrant by the selling securityholder.

The Common Stock Warrant will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states the Common Stock Warrant may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock Warrant may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.  In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling securityholder or any other person.  We will make copies of this prospectus available to the selling securityholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

The selling securityholder will pay all costs, expenses and fees associated with the registration of the Common Stock Warrant.  The selling securityholder will also pay all commissions and discounts, if any, associated with the sale of the Common Stock Warrant.  The selling securityholder may agree to indemnify any broker-dealer or agent that participates in sales of the Common Stock Warrant against specified liabilities, including liabilities arising under the Securities Act.  The selling securityholder may have agreed to indemnify certain persons against specified liabilities in connection with the offering of the Common Stock Warrant, including liabilities arising under the Securities Act.

We will not receive any of the proceeds from the resale of the Common Stock Warrant by the selling securityholder.

Common Stock

We are offering the shares of common stock underlying the Common Stock Warrant upon the exercise of the Common Stock Warrant by the holder thereof.  The Common Stock Warrant is exercisable for our common stock at any time to and including June 1, 2010.  The holder of the Common Stock Warrant will be able to exercise the Common Stock Warrant, in whole or part, by delivery to us of the Common Stock Warrant to be exercised, together with a properly completed Subscription Form in the form attached thereto, and payment of the aggregate exercise price for the number of shares of our common stock as to which the Common Stock Warrant is being exercised. A holder of the Common Stock Warrant may not exercise the Common Stock Warrant to the extent that such exercise would result in such holder owning at any time more than 9.999% of the then outstanding shares of our common stock.  The restriction that prevents such holder from acquiring a number of shares that would exceed 9.999% of our then outstanding common stock may be waived by the holder of the Common Stock Warrant as to itself upon not less than 65 days notice to us.  Our obligation to issue shares of common stock in excess of the limitation referred to above shall be suspended until such time, if any, as such shares of common stock may be issued in compliance with such limitation.

The exercise price will be payable at the option of the securityholder (i) in cash or by certified check or by bank draft, (ii) if the sale of the shares issuable upon exercise of the Common Stock Warrant is not covered by a registration statement under the Securities Act, by making a “cashless exercise” in which case (i) shares of our common stock other than the shares issuable upon exercise of the Common Stock Warrant or (ii) shares of our common stock issuable upon exercise for the Common Stock Warrant may be applied to pay the exercise price based on the fair market value of our outstanding common stock over the ten (10) trading days prior to the date of exercise; or (iii) any combination thereof.

The Common Stock Warrant may be exercised in whole or in part at the applicable exercise price until the expiration date, as described above.  No fractional shares of our common stock will be issued upon the exercise of the Common Stock Warrant.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, and Richards, Layton & Finger, P.A., Wilmington, Delaware.

EXPERTS

The consolidated financial statements of Hawaiian Holdings, Inc. appearing in Hawaiian Holdings, Inc. Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein) and the effectiveness of Hawaiian Holdings, Inc. internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet.  These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.  We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed on April 30, 2009, July 29, 2009 and October 22, 2009, respectively;

•                  our Current Reports on Form 8-K filed on March 27, 2009, April 7, 2009, April 8, 2009, May 20, 2009, and June 1, 2009 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•                  the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 30, 2008, as amended on Form 8-A/A filed with the SEC on November 5, 2009 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.  Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings, at no cost to you, by telephoning us at (808) 835-3700 or by writing us at the following address:

Investor Relations

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawaii 96819

Part II

Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution

The selling securityholder will pay all costs, expenses and fees associated with the registration of the Common Stock Warrant.  The selling securityholder will also pay all commissions and discounts, if any, associated with the sale of the Common Stock Warrant.  The aggregate estimated expenses payable by the selling securityholder in connection with a distribution of securities registered hereby are as follows:

Securities and Exchange Commission registration fee	$305
Accounting fees and expenses	10,000
Legal fees and expenses	25,000
Miscellaneous	5,000
Total	$40,305

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees or other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses incurred) under certain circumstances for liabilities arising under the Securities Act. Our certificate of incorporation (Exhibit 3.1 hereto) provides for the indemnification of directors to the fullest extent permissible under Delaware General Corporation Law. Article 7 of our Bylaws (Exhibit 3.2 hereto) provides indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number		Exhibit Title

3.1	(1)	Amended and Restated Certificate of Incorporation

3.2	(2)	Bylaws, as amended

4.1		Warrant, dated May 1, 2006, granted to RC Aviation Management, LLC to purchase the Common Stock of Hawaiian Holdings, Inc.

4.2	(3)	Registration Rights Agreement, dated as of June 1, 2005, by and between Hawaiian Holdings, Inc. and RC Aviation, LLC

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation *

5.2		Opinion of Richards, Layton & Finger, P.A. *

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1) *

23.3		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2) *

24.1		Power of Attorney (see page II-5)

*                 To be filed by amendment.

(1)          Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, File No. 333-129503, filed on November 7, 2005.

(2)          Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2007.

(3)          Incorporated by reference to the Registrant’s Current Report Form 8-K filed with the Securities and Exchange Commission on June 7, 2005.

Item 17. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i)                          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)                          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii)                          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             If the registrant is relying on Rule 430B,

(A)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on December 18, 2009.

HAWAIIAN HOLDINGS, INC.

By:	/s/ Mark B. Dunkerley
Mark B. Dunkerley, President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Dunkerley and Peter R. Ingram, and each of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark B. Dunkerley	President, Chief Executive Officer and Director	December 18, 2009
Mark B. Dunkerley	(Principal Executive Officer)

/s/ Peter R. Ingram	Executive Vice President, Chief Financial Officer and Treasurer	December 18, 2009
Peter R. Ingram	(Principal Financial and Accounting Officer)

/s/ Lawrence S. Hershfield	Director	December 18, 2009
Lawrence S. Hershfield	(Chair of the Board of Directors)

/s/ Gregory S. Anderson	Director	December 18, 2009
Gregory S. Anderson

/s/ L. Todd Budge	Director	December 18, 2009
L. Todd Budge

/s/ Donald J. Carty	Director	December 18, 2009
Donald J. Carty

/s/ Randall L. Jenson	Director	December 18, 2009
Randall L. Jenson

Signature	Title	Date

/s/ Sean Kim	Director	December 18, 2009
Sean Kim

/s/ Bert T. Kobayashi, Jr.	Director	December 18, 2009
Bert T. Kobayashi, Jr.

/s/ Crystal K. Rose	Director	December 18, 2009
Crystal K. Rose

/s/ William S. Swelbar	Director	December 18, 2009
William S. Swelbar

/s/ Duane Woerth	Director	December 18, 2009
Duane Woerth

Exhibit Index

Exhibit Number		Exhibit Title

3.1	(1)	Amended and Restated Certificate of Incorporation

3.2	(2)	Bylaws, as amended

4.1		Warrant, dated May 1, 2006, granted to RC Aviation Management, LLC to purchase the Common Stock of Hawaiian Holdings, Inc.

4.2	(3)	Registration Rights Agreement, dated as of June 1, 2005, by and between Hawaiian Holdings, Inc. and RC Aviation, LLC

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation*

5.2		Opinion of Richards, Layton & Finger, P.A. *

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)*

23.3		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2) *

24.1		Power of Attorney (see page II-5)

*                 To be filed by amendment.

(1)          Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, File No. 333-129503, filed on November 7, 2005.

(2)          Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2007.

(3)          Incorporated by reference to the Registrant’s Current Report Form 8-K filed with the Securities and Exchange Commission on June 7, 2005.